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                          Consent of Financial Advisor


We consent to the inclusion in this Registration Statement (Form S-4), pertaining to 237,500 shares of Common Stock of CNB Financial Corporation, of our opinion dated April 20, 1999 and to the references to us under the captions "SUMMARY" and "THE MERGER" in the Prospectus/Proxy Statement included in the Registration Statement.


                                    /s/ Danielson Associates Inc.
                                    DANIELSON ASSOCIATES INC.


Pittsburgh, Pennsylvania
June 23, 1999



                                                   Exhibit 23E